POLYCOM, INC.
SELECTED QUARTERLY FINANCIAL INFORMATION - GAAP (unaudited)
($ in millions)

Quarter ended March 31, 2018
Total revenues	$271.2

GAAP Gross profit	$158.6
Gross profit %	58.5%

GAAP Operating income	$19.1
Operating income %	7.0%

GAAP Net loss	$(6.1)
% of total revenue	(2.2)%

POLYCOM, INC.
SELECTED QUARTERLY FINANCIAL INFORMATION - NON-GAAP (unaudited)
($ in millions)

Quarter ended March 31, 2018
Total revenues	$271.2

Non-GAAP Gross profit	$158.9
Gross profit %	58.6%

Non-GAAP Operating income	$42.2
Operating income %	15.6%

Non-GAAP Net income	$10.3
% of total revenue	3.8%

POLYCOM, INC.
GAAP TO NON-GAAP RECONCILIATION OF SELECTED QUARTERLY FINANCIAL INFORMATION (unaudited)
($ in millions)

Quarter ended March 31, 2018
Total revenues	$271.2

GAAP Gross profit	$158.6
Amortization of purchased intangibles	0.3
Non-GAAP Gross profit	$158.9

GAAP Operating income	$19.1
Amortization of purchased intangibles	14.7
Restructuring costs	0.2
Transaction-related costs	4.4
Non-recurring legal-related and other matters	3.8
Non-GAAP Operating income	$42.2

GAAP Net loss	$(6.1)
Amortization of purchased intangibles	14.7
Restructuring costs	0.2
Transaction-related costs	4.4
Income tax effect of non-GAAP exclusions	(6.7)
Non-recurring legal-related and other matters	3.8
Non-GAAP Net income	$10.3

POLYCOM, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA (unaudited)
($ in millions)

Quarter ended March 31, 2018
GAAP Net loss	$(6.1)
Net Interest expense	18.7
Income Taxes	(4.1)
Depreciation & Amortization	23.7
Other (income) expense, net	10.5
Restructuring costs	0.2
Transaction-related costs	4.4
Non-recurring legal-related and other matters	3.8
Non-cash Charges: Excess/Obsolete Inventory	2.9
Gains/losses from extraordinary and non-recurring items	0.3
Adjusted EBITDA	$54.3

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